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                                                                   Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                INVESCO MUNICIPAL INCOME OPPORTUNITIES TRUST II

An Annual Meeting ("Meeting") of Shareholders of Invesco Municipal Income Opportunities Trust II (the "Fund") was held on July 17, 2012. The Meeting was held for the following purpose:

(1). Elect six Trustees to its Board of Trustees, each of whom will serve for a three-year term or until their successors have been duly elected and qualified.

The results of the voting on the above matter were as follows:

                                              Votes     Votes
                 Matter                        For     Against
                 ------                     ---------- -------
                 (1). James T. Bunch....... 13,848,559 588,118
                      Bruce L. Crockett.... 13,859,576 577,101
                      Rodney F. Dammeyer... 13,860,614 576,063
                      Jack M. Fields....... 13,851,199 585,478
                      Martin L. Flanagan... 13,880,380 556,297
                      Carl Frischling...... 13,840,738 595,939

The Meeting was adjourned until August 14, 2012, with respect to the following proposals:

(1). Approval of an Agreement and Plan of Redomestication that provides for the reorganization of the Fund as a Delaware statutory trust.

(2). Approval of an Agreement and Plan of Merger that provides for the Fund to merge with and into Invesco Municipal Income Opportunities Trust.

The results of the voting on the above matters were as follows:

                                                                           Votes    Votes   Votes   Broker
Matters                                                                     For    Against Abstain Non-Votes
-------                                                                  --------- ------- ------- ---------
(1).  Approval of an Agreement and Plan of Redomestication that provides for the reorganization of the Fund as a Delaware
      statutory trust................................................... 7,964,806 342,944 282,867 2,540,439

(2).  Approval of an Agreement and Plan of Merger that provides for the
      Fund to merge with and into Invesco Municipal Income
      Opportunities Trust............................................... 7,898,045 433,742 258,830 2,540,439